Exhibit 10.1

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of June 30, 2022 (the “Amendment and Restatement Effective Date”), by and between ORBITAL ENERGY GROUP, INC., a Colorado corporation (the “Company” or “Parent”), and [·] (the “Subscriber”), that is subscribing hereby (or subscribed pursuant to the terms and conditions set forth in the Original Subscription Agreement (as defined below)) to purchase shares of registered public Common Stock of the Company.

WHEREAS, the Company has entered into that certain Membership Unit Purchase Agreement, dated as of November 17, 2021, by and among Kurt A. Johnson and Tidal Power Group LLC, a Texas limited liability company, as sellers (the “Sellers”), and Parent, as buyer (the “Buyer”), (as such agreement may be amended, restated or otherwise modified from time to time, the “Acquisition Agreement”), pursuant to which, among other things, subject to the terms and conditions set forth in the Acquisition Agreement, the Sellers have agreed to sell and assign to the Buyers, and the Buyers have agreed to purchase and assume from Sellers, one hundred percent (100%) of the issued and outstanding membership units of the Target (as defined below) (the “Transaction”);

WHEREAS, the Company entered into that certain Credit Agreement, dated as of November 17, 2021, by and among Parent, Front Line Power Construction, LLC, a Texas limited liability company (the “Target”), as the borrower, the guarantors party thereto from time to time, and the lenders party thereto from time to time and Alter Domus (US) LLC, as administrative agent and collateral agent (the “Credit Agreement”);

WHEREAS, the Company and Subscriber entered into that certain Subscription Agreement, dated as of November 17, 2021 (the “Closing Date”), by and between the Company and Subscriber (the “Original Subscription Agreement”), pursuant to which, as consideration and payment for the extension of credit by the Subscriber to the Company and its affiliates in connection with the Credit Agreement and the debt financing contemplated thereby (the “Consideration”), the Subscriber subscribed for from the Company, and the Company issued and sold to the Subscriber in exchange for the Consideration, the Subscription Shares (as defined below), subject to the terms and conditions set forth in the Original Subscription Agreement; and

WHEREAS, the Company and Subscriber wish to amend and restate the Original Subscription Agreement on the terms and conditions set forth herein and to consummate the Amendment and Restatement Effective Date Issuance (as defined below).

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and obligations hereinafter set forth and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Purchase and Sale of Common Stock. Subject to the terms and conditions set forth in this Agreement, contemporaneously with the consummation of the Transaction, on the Closing Date the Subscriber has purchased, and the Company has issued and sold to the Subscriber, [·] shares of its Common Stock which is currently listed on the NASDAQ stock exchange (the “Subscription Shares”) in exchange for the Consideration. The issuance by the Company of the Subscription Shares and the subscription by the Subscriber of the Subscription Shares in exchange for the Consideration are hereby collectively referred to herein as the “Subscription”.

2.     Closing.

(a)

The closing of the purchase and sale of the Subscription Shares (the “Closing”) have taken place on the same day as (and contemporaneously with) the closing of the transactions pursuant to the Acquisition Agreement, or at such different time or date as the Subscriber and the Company may mutually agree in writing (the “Closing Date”).

(b)	At the Closing, the Company has evidenced, or caused to be evidenced, the Subscription Shares in book entry format with the Company’s transfer agent.

3.     Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company, as of the Closing Date and the Amendment and Restatement Effective Date, as follows:

(a)

Authority and Approval; Enforceability. The Subscriber has all requisite power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Subscription and the Amendment and Restatement Effective Date Issuance. The execution, delivery and performance by the Subscriber of this Agreement, and the consummation by it of the Subscription, have been duly and validly authorized by all necessary action on the part of the Subscriber, and no other proceedings on the part of the Subscriber are necessary to authorize the execution and delivery by the Subscriber of this Agreement and the consummation by it of the Subscription and the Amendment and Restatement Effective Date Issuance. This Agreement has been duly executed and delivered by the Subscriber and, assuming due authorization, execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other applicable laws affecting creditors’ rights generally from time to time in effect and by general principles of equity).

(b)

Non-contravention. The execution, delivery and performance of this Agreement, and the consummation of the Subscription and the Amendment and Restatement Effective Date Issuance, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien or restrictions (other than liens, if any, contained in the certificate of incorporation or bylaws of the Company and restrictions on transfer pursuant to applicable securities laws, in each case in respect of the Subscription Shares or the shares issued pursuant to the Amendment and Restatement Effective Date Issuance) in or upon any of the properties or other assets of the Subscriber under, (i) the organizational documents of the Subscriber (if Subscriber is an entity), (ii) any material contract to which the Subscriber is a party or any of its properties or other assets is subject or (iii) subject to (x) the filing of a Schedule 13D or an amendment to an existing Schedule 13D filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (y) such filings and approvals as may be required by any applicable state securities or “blue sky” laws, any applicable law with respect to the Subscriber or its properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or liens that have not had or would not reasonably be expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect.

(c)

Litigation. There is no action pending or, to the Knowledge of the Subscriber, threatened, and to the Knowledge of Subscriber, there is no external investigation pending or threatened with respect to the Subscriber, nor is there any material judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding with respect to the Subscriber, except in each case for any actions that have not had and would not reasonably expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect.

(d)

No Brokers. Other than the payment of fees and reimbursement of expenses of the Subscriber and its affiliates pursuant to the Credit Agreement (including in connection with this Agreement), no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Subscription or the Amendment and Restatement Effective Date Issuance based upon arrangements made by or on behalf of the Subscriber.

4.     Representations and Warranties of the Company. The Company represents and warrants to the Subscriber, as of the Closing Date and the Amendment and Restatement Effective Date (except to the extent another date is specified below), as follows:

(a)

Organization, Standing and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the applicable laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) under the applicable laws of the jurisdiction in which it is formed and has all requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted, except to the extent that any failure to be so organized, validly existing and in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has, prior to the date hereof, made available to the Subscriber true and complete copies of the certificate of incorporation and bylaws of the Company. There has been no breach by the Company of the certificate of incorporation or bylaws of the Company, each as in effect from time to time, except as would not have a Company Material Adverse Effect.

(b)

Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and, where applicable, are fully paid and nonassessable, and are owned directly or indirectly by the Company free and clear of any liens or other encumbrances. Neither the execution and delivery of this Agreement, nor the consummation of the Transaction, by the Company will conflict with or result in a breach of, or trigger a right of first refusal or other preferential purchase right or preemptive right under any organizational documents, partnership agreement, joint venture agreement, stockholders agreement or similar agreement in connection with the Company’s or its Subsidiaries’ ownership of any capital stock or other equity or voting interests in any Person.

(c)

Authority and Approval; Enforceability. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Subscription and the Amendment and Restatement Effective Date Issuance. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Subscription and the Amendment and Restatement Effective Date Issuance, have been duly and validly authorized by the board of directors of the Company and no other corporate action on the part of the Company pursuant to the applicable laws of the State of Colorado, the applicable listing standards of the NASDAQ or otherwise, is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Subscription and the Amendment and Restatement Effective Date Issuance. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Subscriber, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other applicable laws affecting creditors’ rights generally from time to time in effect and by general principles of equity).

(d)

Non-contravention. The execution, delivery and performance of this Agreement, and the consummation of the Subscription and the Amendment and Restatement Effective Date Issuance, do not and will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (i) the organizational documents of the Company, (ii) any material contract to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) any applicable law with respect to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or liens that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)	Capital Structure.

(i) As of the Closing Date, the authorized capital stock of the Company consisted of 325,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value of $0.001 per share (“Preferred Stock”). As of the Closing Date, 67,005,274 shares of Common Stock were issued and 66,652,211 shares of Common Stock were outstanding (with 353,063 of issued shares of Common Stock held in treasury) and no Preferred Stock was issued and outstanding.

(ii) As of the Amendment and Restatement Effective Date, the authorized capital stock of the Company consists of 325,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock. As of the Amendment and Restatement Effective Date, 105,635,813 shares of Common Stock are issued and 105,282,750 shares of Common Stock are outstanding (with 353,063 of issued shares of Common Stock held in treasury) and no Preferred Stock is issued and outstanding.

(f)

Valid Issuance. The Common Stock issuable in the Subscription and the Amendment and Restatement Effective Date Issuance, when issued, sold and delivered at the Closing and the Amendment and Restatement Effective Date, as applicable, will be duly authorized and validly issued, publicly registered, fully paid and nonassessable, and will be issued free and clear of any liens or restrictions (other than such liens created by the certificate of incorporation of the Company or by applicable securities law restrictions) or any preemptive rights.

(g)	Company SEC Documents; No Undisclosed Liabilities.

(i) The Company has timely filed or furnished copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Company shall file with the Securities and Exchange Commission (the “SEC”) (or any Governmental Authority substituted therefor) or any national securities exchange to the extent any such information is not generally available on its website free of charge or on the Electronic Data Gathering Analysis and Retrieval system (the “Company SEC Documents”). No Subsidiary of the Company is required to file or furnish, or files or furnishes, any form, report or other document with the SEC.

(ii) As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information contained in any Company SEC Document has been amended or superseded by a later-filed Company SEC Document that was filed prior to the date hereof.

(iii) The financial statements of the Company included in the Company SEC Documents comply as of their respective dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, for normal and recurring year-end adjustments not material in amount and as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied by the Company on a consistent basis during the periods and at the dates involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except, in the case of unaudited statements, for normal and recurring year-end adjustments not material in amount and as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC). Neither the Company nor any of its Subsidiaries maintains any “off balance sheet arrangements” within the meaning of Item 303 of Regulation S-K of the SEC.

(iv) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto), except for any such liabilities or obligations (A) accrued, disclosed, reflected or reserved against in the most recent financial statements (including any related notes) contained in the Company SEC Documents filed prior to the date of this Agreement, (B) incurred in the ordinary course of business since the date of the latest balance sheet included in such financial statements, (C) incurred in connection with this Agreement, the Acquisition Agreement, the agreements and documents ancillary thereto, the Subscription, the Transaction and the other transactions ancillary to the Transaction or (D) that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h)

 Absence of Certain Changes or Events. (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in accordance with the ordinary course of such businesses and (ii) (A) there has not been any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (B) neither the Company nor one of its Subsidiaries has sold, leased, transferred, assigned or otherwise disposed of any material assets, other than in the ordinary course of business consistent with past practice, (C) the Company has not (1) declared, set aside or paid any distribution in respect of the capital stock of the Company or other equity interests of the Company or (2) redeemed or purchased any capital stock of the Company or other equity interests of the Company, (D) neither the Company nor its Subsidiaries have made, changed or revoked any material tax election, filed an amended tax return, settled any tax audit or changed any tax accounting periods or methods and (E) neither the Company nor its Subsidiaries have committed to do any of the foregoing.

(i)

Litigation. There is no material action pending or, to the Knowledge of the Company, threatened, and the Company has no Knowledge of any material external investigation pending or threatened with respect to the Company or its Subsidiaries, nor is there any material judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding with respect to the Company or any of its Subsidiaries.

(j)	Compliance with Applicable Laws.

(i)         The Company and each of its Subsidiaries are and have been in compliance with all applicable laws, their properties or other assets or their business or operations, except for such violations or noncompliance that have not been and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have in effect all permits necessary to carry on their businesses as currently conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any permit, except for such violation, defaults, terminations, amendments or cancellations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no event which has occurred that would reasonably be expected to result in the termination, revocation, cancellation, non-renewal or adverse modification of any such permit, except where such termination, revocation, cancellation, non-renewal or adverse modification would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii)          neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority that alleges or relates to (1) any violation or noncompliance (or reflects that the Company or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable law or (2) any fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any permit and (B) neither the Company nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Authority with respect to its alleged noncompliance with, or violation of, any applicable law, except in each case in clauses (A) and (B) above to the extent any such violation, noncompliance, fine, assessment, order, suspension, revocation, limitation or restriction has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k)

No Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Subscription based upon arrangements made by or on behalf of the Company or its Subsidiaries.

5.     Subsequent Issuances.

(a)

On the Amendment and Restatement Effective Date, the Company shall issue [·] shares of Common Stock to Subscriber pursuant Section 5 of the Original Subscription Agreement in connection with the issuances of Common Stock and/or warrants to purchase Common Stock consummated by the Company in December, 2021, on April 29, 2022, on June 15, 2022, and on June 24 2022 (the “Amendment and Restatement Effective Date Issuance”).

(b)

From and after the Amendment and Restatement Effective Date, if at any time prior to the date on which all amounts owing under the “Seller Note” (as defined in the Credit Agreement), including after any extension of the maturity thereof, are repaid in full, or within seven (7) calendar days of such repayment in full, the Company issues any Common Stock or Preferred Stock, and/or issues or enters into any securities, rights, options, warrants, instruments or other agreements (any of the foregoing, an “Other Convertible Instrument”) convertible into or exchangeable or exercisable for, or in connection with, or based upon or related to the value of, Common Stock or Preferred Stock, whether in a public or private transaction (each a “Subsequent Issuance”), for an Issue Price that is less than the Reference Price at such time (each as defined below), the Subscriber shall be entitled to, and the Company shall issue to the Subscriber on the date of such Subsequent Issuance in a manner consistent with the terms described in this Agreement, additional shares of publicly registered Common Stock of the Company with a value, determined at such Issue Price, equal to (x) $[·] minus (y) the value, determined at such Issue Price, of (i) the Subscription Shares issued pursuant to Section 2 of the Original Subscription Agreement on the Closing Date plus (ii) the value, determined at such Issue Price, of shares of Common Stock issued to Subscriber pursuant to the Amendment and Restatement Effective Date Issuance pursuant to Section 5(a) plus (iii) the value, determined at the Issue Price, of any shares of Common Stock that have been issued to Subscriber pursuant to this Section 5(b) as a result of any prior Subsequent Issuance.

______________________________

[1] [NTD: Reflecting an "Issue Price" of $0.65 per share]

(c)

For purposes hereof, the term “Reference Price” shall mean, at any time, the Issue Price issued in the most recent prior Subsequent Issuance if the Company has complied with Section 5(b) in connection with such Subsequent Issuance; provided, that the Company and Subscriber agree that from and after the Amendment and Restatement Effective Date until the occurrence of the first Subsequent Issuance that occurs thereafter, the Reference Price is $0.625.

(d)	For purposes hereof, the term “Issue Price” shall mean:

(i) with respect to Common Stock or Preferred Stock acquired for cash, the per share issuance amount for such Common Stock or Preferred Stock;

(ii) with respect to Common Stock or Preferred Stock acquired for other consideration, the per share fair market value (determined as set forth in Section 5(g)) of the consideration received by the Company for such Common Stock or Preferred Stock;

(iii) with respect to any option, warrant or other right to acquire Common Stock or Preferred Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the fair market value (determined as set forth in Section 5(g)) of the aggregate consideration, if any, received by the Company for such option, warrant or right divided by the number of shares of Common Stock or Preferred Stock into which such option, warrant or right is exercisable, plus (b) the per share amount of the exercise price to the extent paid in cash and per share fair market value (determined as set forth in Section 5(g)) of the exercise price if paid in other consideration; and

(iv) with respect to securities convertible or exchangeable into Common Stock or Preferred Stock, (x) the net consideration per security paid for such securities (to the extent paid in cash) or the net fair market value (determined as set forth in Section 5(g)) of the consideration per security paid for such securities if the price for such securities is paid in other consideration, divided by (y) the number of shares of Common Stock or Preferred Stock per security for which such securities are convertible or exchangeable.

______________________________

[2] For example, if the Company issues additional shares of Common Stock for an Issue Price of $.312 per share of Common Stock, as long as the as the Reference Price is $0.625, the Subscriber shall be entitled to the issuance of an additional [_] shares of publicly issued Common Stock.

For the avoidance of doubt, any calculation of Issue Price pursuant to 5(d)(iii) and 5(d)(iv) shall only occur when shares of Common Stock or Preferred Stock are actually issued upon the exercise, conversion, exchange or otherwise in accordance with the terms of Other Convertible Instruments.

For the avoidance of doubt, any calculation of an Issue Price shall take into account the value of any Other Convertible Instruments and any other consideration or instrument, agreement or any other transaction entered into in connection with the relevant Subsequent Issuance (in each case, as determined in good faith by the Subscriber).

(e)

For the avoidance of doubt, (i) under no circumstances shall the Subscriber be required to return any Subscription Shares pursuant to this Section 5, (ii) any calculations pursuant to this Section 5 shall be subject to any adjustments, as reasonably calculated by the Subscriber, taking into account any stock splits, reverse stock splits or similar transactions occurring after the Closing Date and on or prior to the time of such Subsequent Issuance and (iii) the issuance by the Company of Common Stock, Preferred Stock, or Other Convertible Instruments in connection with the amendment, repayment, reduction, defeasance, extension, waiver or other transaction involving any debt for borrowed money of the Company or any of its subsidiaries or affiliates shall constitute a Subsequent Issuance.

(f)	The issuance of shares of Common Stock, Preferred Stock and any Other Convertible Instruments shall not constitute a Subsequent Issuance when issued:

i.         to employees, officers or directors of the Company in the ordinary course of business pursuant to the terms of a management incentive plan or employee retention plan; or

ii.         to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions; or

iii.         as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement or

______________________________

[3] For example, (i) if each share of Common Stock is split into two shares of Common Stock on or prior to the date of the Subsequent Issuance, the Reference Price used in this Section 5 would be adjusted from $0.625 to be $0.312 and (ii) if there is a reverse stock split pursuant to which ten shares of Common Stock become one share of  Common Stock on or prior to the date of the Subsequent Issuance, the Reference Price used in this Section 5 would be adjusted from $0.625 to be $6.25.

iv.         in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

(g)

Determinations of fair market value pursuant to Section 5(d)(ii)-(iv) shall be made by mutual agreement of the Company and Subscriber; provided, that in the event that the Company and Subscriber cannot agree on the relevant Issue Price within seven (7) business days of any Subsequent Issuance, then such Issue Price shall be determined by a third party valuation firm reasonably acceptable to each of Company and Subscriber (with the fees and expenses of such third party valuation firm paid by the Company) and the period for the Company to issue shares to Subscriber pursuant to Section 5(b) shall be extended through five (5) Business Day after the date such determination is made by such third party valuation firm; provided, further that (1) in no event shall such period be extended beyond 14 calendar days following the date of the applicable Subsequent Issuance and (2) Company and Subscriber hereby agree that Moelis & Company and Kroll Inc. are reasonably acceptable third party valuation firms for purposes of this Section 5(g).

6.     Remedies. The parties hereto agree that irreparable damage would occur and that they would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages and without the requirement to post any bond or other security, this being in addition to any other remedy to which any such party is entitled at law or in equity.

7.     Miscellaneous.

(a)

Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, delivered and/or provided (i) when delivered personally or when sent by e-mail of a .pdf attachment (provided no notice of non-delivery is generated), or (ii) on the next Business Day when dispatched for overnight delivery by Federal Express or a similar courier, in either case, to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

if to the Company, to:

Orbital Energy Group, Inc.

1924 Aldine Western Road

Houston, TX 77038

Attn: William J Clough

Email: wclough@orbitalenergygroup.com

if to the Subscriber, to:

[·]

(b)

Further Assurances. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement

(c)	Exclusivity of Representations and Warranties; No Limitation of Other Representations or Warranties.

(i) The representations and warranties made by the Subscriber in Section 3 of this Agreement are the exclusive representations and warranties made by the Subscriber in connection with the Subscription and the Amendment and Restatement Effective Date Issuance. The Company hereby acknowledges that none of the Subscriber, any of its Subsidiaries, any of their respective equity holders or Representatives, or any other person, has made or is making any other express or implied representation or warranty with respect to the Subscriber, including any information provided or made available to the Company or its Subsidiaries or Representatives, in anticipation or contemplation of the Subscription or the Amendment and Restatement Effective Date Issuance. Nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made by the Subscriber in this Agreement.

(ii) The representations and warranties made by the Company in Section 4 of this Agreement are the exclusive representations and warranties made by the Company in connection with the Subscription and the Amendment and Restatement Effective Date Issuance. The Subscriber hereby acknowledges that none of the Company, any of its Subsidiaries, any of their respective equity holders or Representatives, or any other person, has made or is making any other express or implied representation or warranty with respect to the Company and its Subsidiaries or any of their respective businesses, operations, assets or liabilities, including any information provided or made available to the Subscriber or its Representatives, in anticipation or contemplation of the Subscription and the Amendment and Restatement Effective Date Issuance. Nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made by the Company or its Subsidiaries in this Agreement.

(d)	Waivers and Amendments.

(i) At any time prior to the Amendment and Restatement Effective Date, each party hereto may (A) extend the time for the performance of any of the obligations or other acts of the other party hereto or (B) subject to the proviso to the first sentence of Section 7(d)(iii) of this Agreement and to the extent permitted by applicable law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party hereto.

(ii) The failure of any party to this Agreement to exercise any of its rights under this Agreement or otherwise shall not constitute a waiver by such party of such right

(iii) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, that notwithstanding anything herein to the contrary, Section 7(h) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to a Non-Recourse Party without the prior written consent of such Non-Recourse Party.

(e)

Severability. Except as expressly set forth in this Agreement, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Subscription is fulfilled to the extent possible.

(f)

Entire Agreement. This Agreement (including the Schedules hereto), the Acquisition Agreement and that certain registration rights agreement, dated as of the date hereof, by and between the Company and the Subscriber, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

(g)

No Third-Party Beneficiaries. Except with respect to the Non-Recourse Parties, who are intended express third-party beneficiaries of the provisions of Section 7(h), this Agreement (including the Exhibits and Schedules hereto) is not intended to confer upon any person other than the parties hereto any rights, benefits or remedies.

(h)

No Recourse. Except for any party who is a signatory to this Agreement, and only to the extent of such party’s obligations hereunder, no former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Company or the Subscriber or of any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, trustee, general or limited partner, Affiliate, agent or assignee of the Company or the Subscriber (collectively, “Non-Recourse Parties”) shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company or the Subscriber, as applicable, under this Agreement or of or for any action based on, in respect of, or by reason of, the Subscription, (including the breach, termination or failure to consummate the Subscription), whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any applicable law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party who is a signatory to this Agreement or any other person or otherwise. The parties hereto hereby agree that the Non-Recourse Parties shall be express third party beneficiaries of this Section 7(h).

(i)

Successors and Assigns. Subject to the provisions of Section 7(n), all the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(j)

APPLICABLE LAW; CONSENT TO JURISDICTION; AND WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL BE SUBJECT TO SECTIONS 10.14, 10.15 AND 10.16 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

(k)	Survival of Provisions; Knowledge.

(i) The representations and warranties made by the parties hereto in Section 3 and Section 4 hereof shall survive the Closing until the first anniversary of the Closing, and any claim with respect thereto must be made prior to the expiration of such survival period; provided, that if any claim with respect thereto is made prior to the expiration of such survival period, then the applicable representation or warranty that is the subject of such claim shall survive until such time as such claim is finally resolved by the parties or finally determined by a court of competent jurisdiction and is non-appealable. The covenants and agreements made by the parties hereto shall survive the Closing in accordance with their terms.

(l)

Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement; provided, that the Subscriber may assign any of its rights or obligation under this Agreement, in whole or in part, to an Affiliate of the Subscriber without the prior written consent of the Company, except that any such assignment shall not receive the Subscriber of its obligations under this Agreement.

(m)

Defined Terms; Interpretation. Except as otherwise expressly provided herein, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. For purposes of this Agreement, (1) “Knowledge” means with respect to any party hereto the actual (but not constructive or imputed) knowledge of such party hereto or, if applicable, the executive officers of such party hereto (except with respect to Section 7(m)(ii) hereof, after due inquiry of such party hereto or, if applicable, the officers of such party hereto with oversight responsibilities for the matter in question), (2) “Subscriber Material Adverse Effect” means any change, effect, event, circumstance, occurrence or state of facts that prevents or materially impairs or materially delays the ability of the Subscriber to consummate the Subscription, (3) “Representatives” means, with respect to any Person, such Person’s Affiliates and direct and indirect equity holders and its and their respective directors, officers, employees, agents, representatives, consultants and advisors and (4) “Company Material Adverse Effect” means any state of facts, change, event, circumstance, condition, development, effect or occurrence that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, properties, financial or other condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) prevents or materially delays, or would reasonably be expected to prevent or materially delay, the consummation of the transactions contemplated hereby; provided, however, that in determining whether there has been a Company Material Adverse Effect, any state of facts, change, event, circumstance, condition, development, effect or occurrence arising out of, or resulting from any of the following shall be disregarded: (i) general economic, business, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Company and its Subsidiaries operates; (ii) except with respect to the representations and warranties set forth in Section 4(f), the taking of any action expressly required by this Agreement, the Acquisition Agreement or the Related Agreements; (iii) except with respect to the representations and warranties set forth in Section 4(f), the negotiation, entry into and announcement of this Agreement, the Acquisition Agreement or pendency or consummation of the Transaction, including any action in connection with the Transaction; (iv) the taking of any action at the written request of Parent; (v) pandemics, earthquakes, tornados, hurricanes, floods, acts of God and other similar force majeure events; (vi) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (vii) any changes in applicable laws, regulations or accounting rules, including GAAP or interpretations thereof, or any changes in general legal, regulatory, trade or political conditions; and (viii) the failure by any member of the Company and its Subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement, except that any state of facts, change, event, circumstance, condition, development, effect or occurrence giving rise to such failure may be taken into account in determining whether there has been a “Company Material Adverse Effect”; provided, that notwithstanding the foregoing, in the case of the foregoing clauses (i), (v), (vi) and (vii) of this definition, any such state of facts, change, event, circumstance, condition, development, effect or occurrence that has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants operating in the same or similar businesses or industries as the Company and its Subsidiaries, may be taken into account in determining whether a “Company Material Adverse Effect” has occurred.

(n)

Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY: ORBITAL ENERGY GROUP, INC.
By:
Name:
Title:

THE SUBSCRIBER: [·]
By:
Name:
Title:

MTC/ej/8038145v2